Exhibit d(xi)

FOURTH AMENDMENT TO
INVESTMENT MANAGEMENT AGREEMENT

Effective January 1, 2009

          The Amended and Restated Investment Management Agreement between HL Investment Advisors, LLC and Hartford Series Fund, Inc. dated as of August 28, 2002 is hereby amended, as follows:

Attachment B is restated as attached hereto:

HL INVESTMENT ADVISORS, LLC		HARTFORD SERIES FUND, INC.

By:	/s/Robert Arena	By:	/s/Robert Arena

	Robert Arena		Robert Arena
	Manager, Senior Vice President		Vice President

HSF, Inc.

ATTACHMENT B

The advisory fee shall be accrued daily and paid monthly, based upon the following annual rates and upon the calculated daily net asset value of the Portfolio:

Equity Income HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6250%
On next $250 million	0.5750%
On next $500 million	0.5250%
On next $4 billion	0.4750%
On next $5 billion	0.4725%
Over $10 billion	0.4700%

Fundamental Growth HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6000%
On next $250 million	0.5500%
On next $4.5 billion	0.5000%
On next $5 billion	0.4975%
Over $10 billion	0.4950%

Global Equity HLS Fund

Net Asset Value	Annual Rate

On first $500 million	0.7500%
On next $500 million	0.7000%
On next $4 billion	0.6500%
On next $5 billion	0.6475%
Over $10 billion	0.6450%

Global Health HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6500%
On next $250 million	0.6000%
On next $4.5 billion	0.5500%
On next $5 billion	0.5475%
Over $10 billion	0.5450%

Disciplined Equity HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4225%
Over $10 billion	0.4200%

HSF, Inc.

Global Growth HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.5750%
On next $250 million	0.5250%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4225%
Over $10 billion	0.4200%

Growth HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6250%
On next $250 million	0.5750%
On next $500 million	0.5250%
On next $4 billion	0.4750%
On next $5 billion	0.4725%
Over $10 billion	0.4700%

High Yield HLS Fund

Net Asset Value	Annual Rate

On first $500 million	0.5000%
On next $500 million	0.4750%
On next $4 billion	0.4250%
On next $5 billion	0.4050%
Over $10 billion	0.3950%

International Growth HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6500%
On next $250 million	0.6000%
On next $4.5 billion	0.5500%
On next $5 billion	0.5475%
Over $10 billion	0.5450%

International Small Company HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6500%
On next $250 million	0.6000%
On next $4.5 billion	0.5500%
On next $5 billion	0.5475%
Over $10 billion	0.5450%

HSF, Inc.

MidCap Value HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6250%
On next $250 million	0.5750%
On next $500 million	0.5250%
On next $4 billion	0.4750%
On next $5 billion	0.4725%
Over $10 billion	0.4700%

Value HLS Fund

Net Asset Value	Annual Rate

On first $250 million	0.6250%
On next $250 million	0.5750%
On next $500 million	0.5250%
On next $4 billion	0.4750%
On next $5 billion	0.4725%
Over $10 billion	0.4700%

HSF, Inc.